As filed with the Securities and Exchange Commission on June 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Diamondback Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	45-4502447
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Texas

Suite 1225

Midland, Texas 79701

(432) 221-7400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Teresa Dick

Chief Financial Officer

Diamondback Energy, Inc.

14301 Caliber Drive

Suite 300

Oklahoma City, Oklahoma 73134

(405) 463-6900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Seth R. Molay, P.C. Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, TX 75201 (214) 969-4780	J. Michael Chambers Keith Benson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 (713) 546-7416

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-189176

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	1,119,222	$34.75	$38,892,965	$5,305

(1)	Includes shares of common stock that may be sold to cover the exercise of an option to purchase additional shares granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form S-1 (File No. 333-189176), as amended (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $194,465,000 on the Initial Registration Statement for which a filing fee of $26,525 was previously paid.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of Akin Gump Strauss Hauer & Feld LLP regarding the validity of the securities being registered and a related consent, the consents of Grant Thornton LLP, the consent of Pinnacle Energy Services, LLC and the consent of Ryder Scott Company, L.P. This registration statement relates to our registration statement on Form S-1 (File No. 333-189176), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), initially filed by Diamondback Energy, Inc. on June 7, 2013 and declared effective by the Securities and Exchange Commission (the “Commission”) on June 18, 2013. We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by us by 1,119,222 shares, 119,222 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares. Pursuant to Rule 462(b) under the Securities Act, the contents of the Initial Registration Statement, including the powers of attorney thereto, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on June 18, 2013.

DIAMONDBACK ENERGY, INC.

By:	/s/ Travis D. Stice
Travis D. Stice
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 2013.

Signature	Title

/s/ Travis D. Stice	Chief Executive Officer (Principal Executive
Travis D. Stice	Officer) and Director

/s/ Teresa L. Dick	Chief Financial Officer (Principal Financial and
Teresa L. Dick	Accounting Officer)

*	Director
Steven E. West

*	Director
Michael P. Cross

*	Director
David L. Houston

*	Director
Mark L. Plaumann

* By:	/s/ Travis D. Stice
Travis D. Stice
Attorney-in-Fact

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EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-189176), as amended, are incorporated by reference into, and shall be deemed part of, this registration statement. In addition, the following exhibits are filed herewith:

Exhibit Number	Number Description

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Pinnacle Energy Services, LLC.

23.4	Consent of Ryder Scott Company.

23.5	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-189176) filed with the Commission on June 7, 2013).

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